CEC ANNOUNCES 1Q19 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION ANNOUNCES FIRST QUARTER 2019 RESULTS

First quarter revenue increased 6.6% primarily driven by total University enrollment growth of 8.2%

Schaumburg, Ill. (May 8, 2019) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the quarter ended March 31, 2019.

FIRST QUARTER 2019 RESULTS AS COMPARED TO THE PRIOR YEAR QUARTER

Financial Results	•	Revenue increased by 6.6 percent to $157.9 million as compared to $148.1 million with both universities contributing to this growth
	•	Operating income increased by 46.0 percent to $30.0 million as compared to $20.5 million
	•	Earnings per diluted share of $0.35 as compared to $0.25
	•	Adjusted earnings per diluted share of $0.36 as compared to $0.28*
	•	Ended the quarter with $239.9 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

Key Metrics	•	CTU’s total student enrollments increased by 4.1 percent primarily driven by new enrollment growth of 14.3 percent
	•	AIU’s new and total student enrollments increased 124.7 percent and 16.5 percent, respectively; impacting these quarterly increases was the timing impact of the academic calendar redesign
	•	Ongoing initiatives and incremental investments in student-serving operations continue to positively impact enrollment trends

*See GAAP to non-GAAP reconciliation attached to this press release

“We are pleased to report solid first quarter results with key operating metrics and trends showing year over year growth,” said Todd Nelson, President and Chief Executive Officer. “Ongoing initiatives and technology investments are improving student outreach and engagement, while creating a more efficient and effective enrollment process, which should support future growth. Looking ahead, we remain committed to delivering quality academic outcomes by leveraging our technology and student serving functions while investing in responsible growth initiatives that will create long term value for our shareholders.”

CEC ANNOUNCES 1Q19 RESULTS …PG 2

REVENUE

For the quarter ended March 31, 2019, total revenue was $157.9 million as compared to total revenue of $148.1 million for the prior year quarter. Both universities contributed to this revenue growth primarily driven by underlying enrollment trends.

	For The Quarter Ended March 31,
Revenue ($ in thousands)	2019	2018	Increase (Decrease)
CTU	$97,057	$94,607	2.6%
AIU	60,779	53,121	14.4%
Total University Group	157,836	147,728	6.8%
Corporate and Other (1)	17	337	-95.0%
Total	$157,853	$148,065	6.6%

(1)	Corporate and other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment.

CEC ANNOUNCES 1Q19 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

For the quarter ended March 31, 2019, CTU’s and AIU’s total student enrollments increased 4.1 percent and 16.5 percent, respectively, primarily driven by new student enrollment growth of 14.3 percent and 124.7 percent, respectively, as compared to the prior year quarter. Growth within both universities was driven by strong student interest within the industry and ongoing investments in the admissions and advising centers in Illinois and Arizona. AIU’s new enrollments increase was also positively impacted by the timing effect of the academic calendar redesign.

	As of March 31,
Total Student Enrollments	2019	2018	Increase (Decrease)
CTU	23,100	22,200	4.1%
AIU	12,700	10,900	16.5%
Total University Group	35,800	33,100	8.2%

	As of March 31,
New Student Enrollments	2019	2018	Increase (Decrease)
CTU	6,010	5,260	14.3%
AIU	5,370	2,390	124.7%
Total University Group	11,380	7,650	48.8%

CEC ANNOUNCES 1Q19 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter ended March 31, 2019, the Company recorded operating income of $30.0 million, compared to operating income of $20.5 million in the prior year quarter. The improvement in operating income performance was driven by revenue growth at both universities as well as reduced operating losses at the closed campuses which are now reported within Corporate and Other, partially offset with ongoing investments in technology and student-serving processes and increased bad debt expense.

	For The Quarter Ended March 31,
Operating Income ($ in thousands)	2019	2018	Increase (Decrease)
CTU	$29,691	$27,185	9.2%
AIU	8,312	4,136	101.0%
Total University Group	38,003	31,321	21.3%
Corporate and Other (1)	(8,032)	(10,792)	25.6%
Total	$29,971	$20,529	46.0%
(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to closed campuses were $2.8 million and $6.3 million for the quarters ended March 31, 2019 and 2018, respectively.

CEC ANNOUNCES 1Q19 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted operating income for the total company was $33.0 million for the quarter ended Mach 31, 2019, as compared to $25.9 million in the prior year quarter.

	For The Quarter Ended March 31,
Adjusted Operating Income	2019	2018
Total Company:
Operating income	$29,971	$20,529
Depreciation and amortization	2,233	2,582
Lease expenses for vacated space (1)	766	(751)
Significant legal settlements (2)	-	3,491
Adjusted Operating Income -- Total Company	$32,970	$25,851

Increase (Decrease)	27.5%

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)	Significant legal settlements relate to the Surrett matter which was settled during 2018.

CEC ANNOUNCES 1Q19 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended March 31, 2019, the Company recorded net income of $24.8 million, compared to $17.5 million for the prior year quarter. Earnings per diluted share were $0.35 for the quarter ended March 31, 2019, as compared to $0.25 for the prior year quarter. Adjusted earnings per diluted share were $0.36 for the quarter ended March 31, 2019, as compared to $0.28 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For The Quarter Ended March 31,
	2019	2018

Reported Earnings Per Diluted Share	$0.35	$0.25

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (1)	0.01	(0.01)
Significant legal settlements (2)	-	0.05
Total pre-tax adjustments	$0.01	$0.04
Tax effect of adjustments (3)	-	(0.01)
Total adjustments after tax	0.01	0.03
Adjusted Earnings Per Diluted Share	$0.36	$0.28

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)	Significant legal settlements relate to the Surrett matter which was settled during 2018.
(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25%. This tax rate reflects federal and state taxable jurisdictions as well as the nature of the adjustments.

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities was $12.9 million for the quarter ended March 31, 2019, compared to $11.1 million for the prior year quarter.

	For The Quarter Ended March 31,
Selected Cash Flow Items	2019	2018	Increase (Decrease)
Net cash provided by operating activities	$12,945	$11,096	16.7%
Capital expenditures	$479	$1,360	-64.8%

As of March 31, 2019 and December 31, 2018, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $239.9 million and $229.2 million, respectively.

CEC ANNOUNCES 1Q19 RESULTS …PG 7

OUTLOOK

The Company provided the following outlook, subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details):

Financial Outlook:

•	Full year 2019 - total company outlook remains unchanged from prior quarter:
o	Revenue growth of approximately 3 percent to 4 percent
o	Operating income in the range of $102.0 million to $107.0 million
o	Adjusted operating income in the range of $114.0 million to $119.0 million
o	Earnings per diluted share in the range of $1.08 to $1.12
o	Adjusted earnings per diluted share in the range of $1.11 to $1.15
•	Second quarter 2019 - total company:
o	Operating income in the range of $27.0 million to $28.5 million
o	Adjusted operating income in the range of $30.0 million to $31.5 million
o	Earnings per diluted share in the range of $0.28 to $0.30
o	Adjusted earnings per diluted share in the range of $0.29 to $0.31

University Group Enrollment Outlook:

•	CTU:
o	New student enrollments for the full year 2019 are expected to show growth as compared to the prior year with second quarter new student enrollments expected to grow in the mid-single digits

•	AIU:
o

New student enrollments are expected to decline in the second quarter of 2019 as compared to the prior year quarter primarily driven by approximately 16 percent fewer enrollment days but AIU continues to expect new student enrollment growth for the full year 2019

•	University Group:
o	New student enrollments are expected to increase approximately 3 percent to 5 percent for the full year 2019 as compared to the prior year

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The revenue, operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2019 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs continues to trend in line with recent experiences, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” and gainful employment regulations and any modifications thereto, (iv) no significant impact from the inquiry by the U.S. Federal Trade Commission, the Oregon arbitrations or other ongoing legal or regulatory matters, including legal fees associated therewith, (v) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price or the Company’s assessment of the probable outcome of performance conditions relating to performance-based compensation, and (vi) earnings per diluted share outlook assumes an effective income tax rate of 26% for the second quarter and 24.5% for the full year. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions we make in the future as we continue to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above. 2019 outlook excludes any impacts of the pending acquisition of Trident University.

CEC ANNOUNCES 1Q19 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, May 8, 2019 at 5:30 p.m. Eastern time to discuss its first quarter 2019 results and 2019 outlook. Interested parties can access the live webcast of the conference at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two regionally accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “outlook,” “trend,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently effective “borrower defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully and cost effectively defend litigation and other claims brought against us (including the inquiry by the U.S. Federal Trade Commission); the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers to achieve anticipated operating performance; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 1Q19 RESULTS …PG 9

CONTACT

Investors:

Alpha IR Group

Chris Donovan or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$38,799	$32,394
Restricted cash	337	337
Short-term investments	200,768	196,428
Total cash and cash equivalents, restricted cash and short-term investments	239,904	229,159

Student receivables, net	29,840	28,751
Receivables, other, net	2,581	2,567
Prepaid expenses	8,381	7,771
Inventories	727	763
Other current assets	628	437
Assets of discontinued operations	120	-
Total current assets	282,181	269,448

NON-CURRENT ASSETS:
Property and equipment, net	28,397	30,048
Right of use asset	43,389	-
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	975	942
Deferred income tax assets, net	74,850	81,628
Other assets	4,930	4,993
Assets of discontinued operations	178	178
TOTAL ASSETS	$530,156	$482,493

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$14,595	$-
Accounts payable	13,072	9,195
Accrued expenses:
Payroll and related benefits	17,449	24,530
Advertising and marketing costs	11,633	9,300
Income taxes	1,298	1,472
Other	10,277	19,668
Deferred revenue	24,289	32,351
Liabilities of discontinued operations	8	536
Total current liabilities	92,621	97,052

NON-CURRENT LIABILITIES:
Lease liability - operating	47,328	-
Deferred rent obligations	-	12,745
Other liabilities	9,885	17,493
Total non-current liabilities	57,213	30,238

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	857	852
Additional paid-in capital	629,768	628,295
Accumulated other comprehensive gain (loss)	49	(298)
Accumulated deficit	(27,120)	(52,946)
Treasury stock	(223,232)	(220,700)
Total stockholders' equity	380,322	355,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$530,156	$482,493

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For The Quarter Ended March 31,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$157,228	99.6%	$147,510	99.6%
Other	625	0.4%	555	0.4%
Total revenue	157,853		148,065
OPERATING EXPENSES:
Educational services and facilities	26,327	16.7%	26,946	18.2%
General and administrative	99,322	62.9%	98,008	66.2%
Depreciation and amortization	2,233	1.4%	2,582	1.7%
Total operating expenses	127,882	81.0%	127,536	86.1%
Operating income	29,971	19.0%	20,529	13.9%
OTHER INCOME:
Interest income	1,440	0.9%	634	0.4%
Interest expense	(42)	0.0%	(109)	-0.1%
Miscellaneous income	226	0.1%	328	0.2%
Total other income	1,624	1.0%	853	0.6%
PRETAX INCOME	31,595	20.0%	21,382	14.4%
Provision for income taxes	6,407	4.1%	3,498	2.4%

INCOME FROM CONTINUING OPERATIONS	25,188	16.0%	17,884	12.1%
Loss from discontinued operations, net of tax	(397)	-0.3%	(382)	-0.3%
NET INCOME	24,791	15.7%	17,502	11.8%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	(52)		86
Unrealized gain (loss) on investments	399		(218)
Total other comprehensive income (loss)	347		(132)
COMPREHENSIVE INCOME	$25,138		$17,370

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.36		$0.26
Loss from discontinued operations	(0.01)		(0.01)
Net income per share	$0.35		$0.25

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.35		$0.25
Loss from discontinued operations	-		-
Net income per share	$0.35		$0.25

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,837		69,216
Diluted	71,492		71,119

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For The Quarter Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,791	$17,502
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,233	2,582
Bad debt expense	11,709	6,982
Compensation expense related to share-based awards	1,369	1,501
Deferred income taxes	6,778	3,704
Changes in operating assets and liabilities:	(33,935)	(21,175)
Net cash provided by operating activities	12,945	11,096

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(138,700)	(50,799)
Sales of available-for-sale investments	135,062	49,257
Purchases of property and equipment	(479)	(1,360)
Net cash used in investing activities	(4,117)	(2,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	109	875
Payments of employee tax associated with stock compensation	(2,532)	(2,981)
Net cash used in financing activities	(2,423)	(2,106)

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,405	6,088
CASH AND CASH EQUIVALENTS, beginning of the period	32,731	18,899
CASH AND CASH EQUIVALENTS, end of the period	$39,136	$24,987

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For The Quarter Ended March 31,
	2019	2018
REVENUE:
CTU	$97,057	$94,607
AIU	60,779	53,121
Total University Group	157,836	147,728
Corporate and Other (1)	17	337
Total	$157,853	$148,065

OPERATING INCOME (LOSS):
CTU	$29,691	$27,185
AIU	8,312	4,136
Total University Group	38,003	31,321
Corporate and Other (1)	(8,032)	(10,792)
Total	$29,971	$20,529

OPERATING MARGIN (LOSS):
CTU	30.6%	28.7%
AIU	13.7%	7.8%
Total University Group	24.1%	21.2%
Corporate and Other (1)	NM	NM
Total	19.0%	13.9%

(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $2.8 million and $6.3 million for the quarters ended March 31, 2019 and 2018, respectively.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended March 31,
	ACTUAL
Adjusted Operating Income	2019	2018
Total Company
Operating income	$29,971	$20,529
Depreciation and amortization	2,233	2,582
Lease expenses for vacated space (2)	766	(751)
Significant legal settlements (3)	-	3,491
Adjusted Operating Income -- Total Company	$32,970	$25,851

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2019	2018
Total Company
Operating income	$27M - $28.5M	$11,303
Depreciation and amortization	~2.5	2,103
Lease expenses for vacated space (2)	~0.5	4,411
Significant legal settlements (3)	—	5,970
Adjusted Operating Income -- Total Company	$30M - $31.5M	$23,787

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2019	2018
Total Company
Operating income	$102M - $107M	$71,298
Depreciation and amortization	~9.0	9,394
Lease expenses for vacated space (2)	~3.0	8,416
Severance and related costs, net of cancellations (4)	—	1,455
Significant legal settlements (3)	—	14,595
Adjusted Operating Income -- Total Company	$114M - $119M	$105,158

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

	For the Quarter Ended March 31,
	2019	2018

Reported Earnings Per Diluted Share	$0.35	$0.25

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	0.01	(0.01)
Significant legal settlements (3)	-	0.05
Total pre-tax adjustments	$0.01	$0.04
Tax effect of adjustments (5)	-	(0.01)
Total adjustments after tax	0.01	0.03
Adjusted Earnings Per Diluted Share	$0.36	$0.28

	For the Quarter Ending June 30,
	OUTLOOK	ACTUAL
	2019	2018
Reported Earnings Per Diluted Share	$0.28 - $0.30	$0.12

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	~0.01	0.06
Significant legal settlements (3)	-	0.08
Total pre-tax adjustments	$~0.01	$0.14
Tax effect of adjustments (5)	-	(0.03)
Total adjustments after tax	~0.01	0.11
Adjusted Earnings Per Diluted Share	$0.29 - $0.31	$0.23

	For the Year Ending December 31,
	OUTLOOK	ACTUAL
	2019	2018
Reported Earnings Per Diluted Share	$1.08 - $1.12	$0.77

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	~0.04	0.12
Severance and related costs, net of cancellations (4)	-	0.02
Significant legal settlements (3)	-	0.21
Total pre-tax adjustments	$~0.04	$0.35
Tax effect of adjustments (5)	~(0.01)	(0.07)
Total adjustments after tax	~0.03	0.28
Adjusted Earnings Per Diluted Share	$1.11 - $1.15	$1.05

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allows it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal reserves. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.

(3)

Significant legal settlement include $3.5 million, $6.0 million and $9.6 million for the first quarter ended March 31, 2018, second quarter ended June 30, 2018 and full year ended December 31, 2018, respectively, related to the Surrett Matter.  The year ended December 31, 2018 also included $5.0 million related to the agreements with multiple attorneys general to resolve the multi-state inquiry.

(4)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate reflects federal and state taxable jurisdictions as well as the nature of the adjustments. Additionally, $5.0 million of pre-tax adjustments for the year ended December 31, 2018 related to significant legal settlements which were not deductible for tax purposes and therefore do not include a tax effect.